Exhibit 3.353

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SELMA DIAGNOSTIC IMAGING, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF JULY, A.D. 2004, AT 2:43 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:07 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SELMA DIAGNOSTIC IMAGING, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3825222 8100H 110292467 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 8619963 DATE: 03-14-11

CERTIFICATE OF FORMATION
OF
SELMA DIAGNOSTIC IMAGING, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, desiring to form a limited liability company, does hereby certify as follows:
1.	The name of the limited liability company is Selma Diagnostic Imaging, LLC (the “LLC”).

2.	The address of the LLC’s registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The name of the registered agent is National Registered Agents, Inc.

3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 6th day of July, 2004.

SELMA DIAGNOSTIC IMAGING, LLC
/s/ Hunter Rost
Hunter Rost, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:43 PM 07/06/2004
FILED 02:43 PM 07/06/2004
SRV 040494424 — 3825222 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:33 PM 07/13/2005
FILED 01:07 PM 07/13/2005
SRV 050579034 — 3825222 FILE
CERTIFICATE OF AMENDMENT
OF
SELMA DIAGNOSTIC IMAGING, LLC
     1. The name of the limited liability company is SELMA DIAGNOSTIC IMAGING, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          Article 2 should be removed in its entirety and replaced with the following:
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of SELMA DIAGNOSTIC IMAGING, LLC this 1st day of July, 2005.

SELMA DIAGNOSTIC IMAGING, LLC
/s/ Mary Kim E. Shipp
By: Mary Kim E. Shipp

DE084 — 2/12/2002 C T System Online